EXHIBIT 99.1

VICON REPORTS FINANCIAL RESULTS FOR THE
THIRD QUARTER ENDED JUNE 30, 2015

HAUPPAUGE, N.Y. - August 12, 2015 - Vicon Industries, Inc. (NYSE MKT: VII), a global producer of video management systems, today announced its financial results for the third quarter ended June 30, 2015.

Eric Fullerton, Vicon’s CEO said, “The Company has completed its third combined fiscal quarter since its merger with IQinVision on August 29, 2014. The Company’s financial results for the quarter showed a marked improvement over results for the second quarter and were in line with restructuring plan expectations. Revenues increased 14% over the second quarter ended March 31, 2015 to $11.7 million and the Company anticipates continued growth in its historically strong fourth quarter."

“Revenue improvements came principally from the Americas market segment where we started rebuilding the IQeye camera brand and enhanced our product offerings. Our EMEA market segment held its own for the quarter as we complete our critical restructuring efforts geared toward forming a leaner business unit. The Company has an aggressive product and market development plan for fiscal 2016 that should well position Vicon for long term growth. As previously stated, Vicon management continues to strengthen relationships in its key sales channels, align its product offerings to better serve its markets and focus on growing new market segments.”

Mr. Fullerton concluded, “We are pleased with the Company’s progress for the quarter and plan to close the year with improved operating results and a much stronger market position. I am excited about our positioning and market strategy going into fiscal 2016 and believe we are on track to execute our long term growth vision.”

Third Quarter Fiscal 2015 Financial Results

The financial results for the third quarter of fiscal 2015 include the results of operations for IQinVision, Inc. for the full quarter. In comparison, financial results for the third quarter of fiscal 2014 do not include IQinVision.

Revenues for the third quarter of fiscal 2015 increased 26% to $11.7 million as compared to $9.3 million in the third quarter of fiscal 2014. Sales of IQinVision products for the current quarter were $3.1 million. Vicon sales, exclusive of IQinVision, decreased by $697,000, or 8%, for the period. The decrease included a $268,000, or 4%, decrease in sales in the Americas and a $429,000, or 16%, decrease in sales in EMEA markets. Order intake for the current quarter increased $2.9 million to $11.5 million as compared to $8.6 million in the third quarter of fiscal 2014.

Gross profit margins for the third quarter of fiscal 2015 increased to 40.0% as compared to 36.2% in the third quarter of fiscal 2014. Operating expenses for the third quarter of fiscal 2015 increased $764,000 to $5.5 million compared to $4.7 million in the third quarter of fiscal 2014. The increase included the addition of IQinVision operating expenses in the current quarter.

Net loss for the third quarter of fiscal 2015 was $800,000, or $.09 per basic and diluted share, as compared to a net loss of $1.4 million, or $.30 per basic and diluted share, in the third quarter of fiscal 2014. Adjusted non-GAAP net loss for the third quarter of fiscal year 2015 was $535,000, or $.06 per basic and diluted share, as compared to adjusted non-GAAP net loss of $1.2 million, or $.26 per basic and diluted share, in the third quarter of fiscal year 2014. Refer to the non-GAAP results presentation at the end of the table of operations.

About Vicon

Vicon Industries, Inc. (NYSE MKT: VII) is a global producer of video management systems and system components for use in security, surveillance, safety and communication applications by a broad range of end users. Vicon’s product line consists of various elements of a video system, including video management software, recorders and storage devices and capture devices (cameras). Headquartered in Hauppauge, New York, the Company also has principal offices in San Juan Capistrano, California and the United Kingdom. More information about Vicon, its products and services is available at www.vicon-security.com.

Special Note Regarding Forward-looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to (i) our global restructuring plan expectations, (ii) our technology and market channel plans and (iii) our future cash flow and strategies. These forward-looking statements are based on management's current expectations and are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by such forward looking statements. These risks and uncertainties include, but are not limited to: current and future economic conditions that may adversely affect our business and customers; potential fluctuation of our revenues and profitability from period to period which could result in our failure to meet expectations; our ability to integrate the operations of Vicon and IQinVision successfully and in a timely manner; our ability to maintain adequate levels of working capital; our ability to successfully maintain the level of operating costs; our ability to obtain financing for our future needs should there be a need; our ability to incentivize and retain our current senior management team and continue to attract and retain qualified scientific, technical and business personnel; our ability to expand our product offerings or to develop other new products and services; our ability to generate sales and profits from current product offerings; rapid technological changes and new technologies that could render certain of our products and services to be obsolete; competitors with significantly greater financial resources; introduction of new products and services by competitors; challenges associated with expansion into new markets; failure to stay in compliance with all applicable NYSE MKT requirements that could result in a delisting of our common stock; and, other factors discussed under the heading "Risk Factors" contained in our Registration Statement on Form S-4 filed with the Securities and Exchange Commission on May 29, 2014. All information in this press release is as of the date of the release and we undertake no duty to update this information unless required by law.

Contact:
Vicon Investor Relations
Cindy Schneider
Tel: (631) 650-6201
Email: IR@vicon-security.com

-Financial Tables on Following Pages-

Table of Operations

Vicon Industries, Inc.
Condensed Statements of Operations

	(Unaudited)		(Unaudited)
	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Net sales	$11,701,000	$9,256,000	$32,147,000	$24,402,000
Gross profit	4,684,000	3,354,000	12,359,000	8,971,000

Operating expenses:
Selling, general and administrative expense	4,250,000	3,406,000	12,632,000	9,855,000
Engineering and development expense	1,234,000	1,143,000	3,766,000	3,353,000
Restructuring charges	—	—	573,000	—
Merger related expense	—	170,000	—	594,000
Total operating expenses	5,484,000	4,719,000	16,971,000	13,802,000

Operating loss	(800,000)	(1,365,000)	(4,612,000)	(4,831,000)
Loss before income taxes	(800,000)	(1,362,000)	(4,751,000)	(4,819,000)
Income tax expense	—	8,000	—	24,000
Net loss	$(800,000)	$(1,370,000)	$(4,751,000)	$(4,843,000)

Loss per share:
Basic	$(.09)	$(.30)	$(.52)	$(1.07)
Diluted	$(.09)	$(.30)	$(.52)	$(1.07)

Shares used in computing loss per share:
Basic	9,155,000	4,508,000	9,136,000	4,506,000
Diluted	9,155,000	4,508,000	9,136,000	4,506,000

The Company evaluates performance based on net loss and per share results excluding stock compensation expense, amortization of acquired intangible assets, restructuring charges and merger-related expenses, which it believes is useful to investors in evaluating ongoing results since they are either non-cash or non-recurring in nature. Reporting these adjusted results is not in accordance with U.S. generally accepted accounting principles (GAAP). The following table provides a reconciliation of reported net loss and related per share results to adjusted non-GAAP net loss and related per share results.

	(Unaudited)		(Unaudited)
	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
GAAP net loss	$(800,000)	$(1,370,000)	$(4,751,000)	$(4,843,000)
Adjusting items:
Stock compensation expense	157,000	31,000	468,000	96,000
Amortization of acquired intangible assets	108,000	—	324,000	—
Restructuring charges	—	—	573,000	—
Merger related costs	—	170,000	—	594,000
Adjusted non-GAAP net loss	$(535,000)	$(1,169,000)	$(3,386,000)	$(4,153,000)

Net loss per share - diluted	$(.09)	$(.30)	$(.52)	$(1.07)
Adjusting items:
Stock compensation expense	.02	—	.05	.02
Amortization of acquired intangible assets	.01	—	.04	—
Restructuring charges	—	—	.06	—
Merger related costs	—	.04	—	.13
Adjusted non-GAAP net loss per share	$(.06)	$(.26)	$(.37)	$(.92)

Diluted shares outstanding	9,155,000	4,508,000	9,136,000	4,506,000